EXHIBIT 10.12

Landlord-Tenant Lease

THIS LEASE is made this 1st day of January,  2004, by and between Peppermill Properties, LLC hereinafter referred  to as the "Landlord," and PelicanMobile Computers, Inc , hereinafter referred to as the "Tenants."

WITNESSETH

WHEREAS, the Landlord is the owner of the premises known as 2408 Peppermill Drive, International Trade Center, Suite I, Glen Burnie, MD 21061 and;

WHEREAS, the above noted tenants wish to rent/lease said premises jointly and severally for a period of five years;

NOW, THEREFORE, Landlord hereby leases to Tenants and Tenants hereby lease from Landlord said premises in Glen Burnie Maryland (hereinafter referred to as the "premises") for a term of five years running from the first (1st) day of January, 2004  and ending five years from that date, for the sum of:

  Two Thousand dollars ($2,000.00 ) per month for 2004 and 2005

  Two Thousand Three Hundred Fifty ($2,350.00) per month for 2006 and 2007

  Two Thousand Five Hundred ($2,700.00) per month for 2008,

payable by Tenants, jointly and severally to Landlord as follows:

Two Thousand dollars ($2,000.00 ) upon the execution of this Lease, the said payment representing the first month's rent and thereafter consecutive equal monthly payments of ($2,000.00) in years 2004 and 2005 each on the first day of each month beginning on the first day of January, which the Tenants agrees to pay to Landlord in advance, without demand and without any deductions whatsoever at such places as shall from time to time be designated by Landlord. Thereafter, monthly installment payments shall be made in the amounts indicated above,  on the first of each month.

1. Use of Premises. The premises shall be used only as a office space in the normal course of office usage.

2. Occupants. The premises shall be occupied by the Tenants named herein or by Tenant’s business assigns or successors in the same or similar business.  Any other tenant shall require the prior written consent of Landlord.

3. Condition of Premises. Tenant shall be conclusively deemed to have taken possession and to have accepted the premises in its then condition by execution of this Lease. Any defects after Tenants take possession are the responsibility of the Tenants to repair during the tenancy of this lease. Tenant has walked the premises with Landlord prior to the execution of this lease and acknowledges the accuracy of this clause.

4. Utilities. Tenants shall be solely responsible for and promptly pay all charges for utilities including but not limited to heat, air conditioning, gas, electricity, water and sewer, and phone.

5. Repairs. Tenant shall pay for all repairs to the premises and the equipment, appliances, fixtures and installations therein which are necessitated by the failure of Tenant, members of Tenant's family, Tenant's visitors or Tenant's servants, to exercise due care in the use thereof, or to observe the provisions of this Lease. Landlord shall pay for all necessary repairs not required to be made by Tenant pursuant to this paragraph. All repairs needed to be made to the premises, whether such repairs are in accordance with this paragraph are to be paid for by Tenant or by Landlord, shall be reported immediately by Tenant to Landlord. Landlord shall then make or cause to be made such repairs to the premises as required herein as may be advisable or necessary.

6. Landscaping. Tenant agrees to maintain external premises including landscaping.

7. Cleaning: Trash and Garbage. The premises shall be kept by Tenants in a good, neat and sanitary condition. Trash removal and use of the dumpster is available to tenant at additional charge.

8. Alternations. Tenant shall not make any alterations, additions, improvements or changes in the premises or to the fixtures thereof, without the prior written consent of Landlord. All such work, if permitted, shall be at Tenant's expense, and shall, at Landlord's option, become the property of the Landlord and shall be surrendered with said premises as part thereof at the end of the term. Tenants shall not in any manner deface or damage the premises.

9. Nuisance. Tenant shall not make or permit any disturbing noise nor do nor permit to be done any improper behavior upon the premises, nor use the premises in any manner which the Landlord, neighbors or any local or state regulation may deem to be improper, objectionable or undesirable.

10. Fire and Other Regulations. Tenant shall not do, nor permit to be done, nor keep on the premises, anything which will or may affect the fire or other hazard insurance upon the building or its contents, or which shall conflict with any law or government regulation, or with the rights of other tenants. Tenant shall comply with all laws, orders and regulations of federal, state, county and municipal authorities.

11. Fire. If, during the term, the premises shall be damaged, but not rendered untenable, by fire or the elements, the premises, at Landlord's option, shall be repaired with all reasonable diligence by Landlord and the rent shall continue; but if the Landlord elects not to make such repairs or if the premises shall be rendered untenable, then this Lease shall terminate and the Tenants, upon payment of any back rent accrued to the day the premises are surrendered, shall not be liable for any further rent.

12. Damage to the Premises Caused by Leaks or Dampness. The Landlord shall not be liable for any damage to the premises or the Tenant's property resulting from falling plaster, steam, gas, electricity, water, rain or snow which may leak or issue from any part of the premises or from pipes, appliances or plumbing, or from sewers or streets or from any other place, by dampness or other cause of whatsoever nature.

13. Late Charge. Should the Tenant be five days delinquent past the first day of the month,  in making any payment required hereunder, Tenant agrees to pay to Landlord, in addition to said payment, a late charge at the rate of three percent (3%) of the total amount of any delinquent payment, or forty dollars ($40.00), whichever is greater.

14. Indemnification. Tenant shall indemnify and hold Landlord harmless for all expenses (including attorney's fees), liabilities, damages, losses, settlement payments or fines incurred by Landlord (a) arising out of or in connection with a breach of, violation of, or non-performance under this Lease by Tenant, or Tenant's servants, licensees, invitees or visitors, or (b) arising out of or in connection with Tenant's use or occupancy of the premises.

15. Right of Entry and Inspection. Landlord shall have the right to continued possession of the premises and to enter the premises at any time, and Tenants shall not in any way prevent Landlord from such access nor do anything that may interfere with or obstruct such access and shall not change or install any lock without the prior written permission of Landlord and without immediately furnishing Landlord with a duplicate key thereto. During the thirty (30) days before the expiration of this Lease, Landlord shall have the right to enter and show the premises to prospective tenants and purchasers.

16. Other Charges Constitute Rent. In the event of nonpayment by Tenant of any charges or sums of money due under the terms of this Lease when demanded by Landlord, Landlord shall have the right to add the same to the rent as a part thereof, and Landlord shall have the same remedies for nonpayment thereof as for nonpayment of rent.

17. Surrender. Tenant shall quit and surrender the premises upon the termination of this Lease in as good condition as when received, reasonable wear and tear excepted.

18. Holding Over. If Tenant holds possession of the premises after the termination of this Lease, Tenant shall become a tenant from month to month at the same rent and upon all other terms herein specified. Nothing contained in this Lease shall be construed to be consent by Landlord to the occupancy of possession of the premises by Tenant after termination of this Lease.

19. Personal Property of Tenant. Landlord shall have the right, without further notice, to sell or otherwise dispose of any personal property left on or about the premises by Tenant after Tenant has vacated the premises.

20. Sublease and Assignment. The premises shall not be sublet, nor shall this Lease be assigned, nor shall the premises be advertised for rent by Tenant without the prior written consent of Landlord.

21. Default and Right of Entry. If said rent or any part thereof or any other charges shall be in arrears, at any time, Landlord may distrain therefore, and if said rent or other charges shall be in arrears and unpaid in whole or in part, or if Tenant shall violate or fail to comply with any or all of the covenants and conditions of this Lease, or if the premises shall be deserted, vacated or abandoned, then Landlord may, at his option, reenter upon the demised premises by force or otherwise and dispossess Tenant, without further notice or process of law and remove Tenant's property and such reentry shall, at the option of Landlord, constitute a termination of this Lease and the tenancy. No such reentry, however, nor recovering sole possession of the premises shall deprive Landlord of any other action against Tenant, for possession, for rent, or for damages.

22. Damages Upon Default. Notwithstanding reentry and termination pursuant to paragraph 21 of this Lease, Tenant shall remain liable for any rent or damages which may be due or sustained prior thereto, as well as all reasonable costs, professional fees and expenses incurred by Landlord in leasing the premises to another tenant.

23. Subordination. Tenant agrees that this Lease shall, at Landlord's option, be subject and subordinate to the lien of any bona fide mortgage or mortgages or deeds of trust which may now or hereafter be a lien against the premises. Tenant agrees, at any time hereafter, on demand, to execute any instrument, releases or other documents that may be required by Landlord for the purpose of subjecting and subordinating this Lease to the lien of any mortgage or deed of trust, provided the terms of such mortgages, deeds of trust, instruments, releases or other documents do not modify the terms of this Lease.

24. Pets. No pets shall be kept on the premises.

25. Security Deposit. Landlord hereby acknowledges receipt of security deposit from Tenant in the amount of

Two thousand Five Hundred Dollars ($2,500.00) paid prior hereto, to be held by Landlord as security for the payment of all rent and other sums of money which shall or may be payable by Tenant to Landlord for the full term of this Lease and any extension thereof and for the faithful performance by Tenant of all covenants and agreements made by Tenant in this Lease. Said security deposit shall bear such interest as is required by the laws of the State of Maryland relating to such security deposits. Such deposit or such part thereof as has not been appropriated by Landlord in accordance with the foregoing provisions of this paragraph, shall be returned to Tenant within forty-five (45) days following the termination of the tenancy with interest thereon as required by law. If Tenant has paid a security deposit, Landlord shall, upon Tenant's written request, made within fifteen (15) days of Tenant's occupancy, promptly provide the Tenant with a written list of all existing damage. Tenant has the right to be present when Landlord or Landlord's agent inspects the premises in order to determine if any damage was done to the premises, if Tenant notifies Landlord by certified mail of Tenant's intention to move, the date of moving, and Tenant's new address. The notice to be furnished by Tenant to Landlord shall be mailed at least fifteen (15) days prior to the date of moving. Upon receipt of the notice, Landlord shall notify Tenant by certified mail of the time and date when the premises are to be inspected. The date of inspection shall occur within five (5) days before or five (5) days after the date of moving as designated in Tenant's notice. Tenants acknowledges that they have been advised of their rights in writing at the time of payment of the security deposit and the execution of this Lease.

26. Expiration of Lease.

(a)

UPON SALE - Tenants hereby acknowledges being advised by Landlord that the premises may be listed for sale. Tenants hereby authorizes any realtor empowered to bring prospective purchasers to the premises to enter the premises at any reasonable time and show the premises to such prospective purchasers, or to permit Landlord or his agents to show the premises to such prospective purchaser at any reasonable time.

(b)

Notwithstanding anything contained herein to the contrary, Tenants hereby authorizes and empower Landlord or his agent to sell and transfer title to the premises prior to the expiration of this Lease. Landlord shall provide Tenants with at least thirty (30) days' written notice of the date that Tenants shall surrender the premises. Tenants shall then quit and surrender the premises upon such date. The rent due by Tenants shall be adjusted as of the date of surrender.

27. Waiver. The failure of Landlord to insist, in any one or more instances, upon a strict performance of or compliance with any of the covenants and conditions herein, or to exercise any of Landlord's options or rights, shall not be construed as a waiver or relinquishment thereof, but the same shall remain in full force and effect unless expressly waived in writing by Landlord.

28. Survival. All covenants and conditions herein shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of Landlord and Tenant.

29. Notice. All notices, offers, waivers and other acts under this Lease shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by first class, certified mail, postage prepaid, and addressed to Landlord. Except as otherwise provided in this Lease, time shall be counted from the date of such delivery or mailing.

30. Modifications. This Lease contains the entire understanding among the parties and supersedes all prior oral or written leases, commitments or understandings with respect to the matters provided for herein, and no modification shall be binding upon the party affected unless set forth in writing and duly executed by each party affected.

31. Law of Maryland. This Lease shall be construed and enforced in accordance with and the rights of the parties shall be governed by the laws of the State of Maryland.

32. Invalidity. In the event that one or more of the provisions of this Lease shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and it is the intention of the parties hereto that if any provisions of this Lease are capable of two constructions, one which would render the provision void and one which would render the provision valid, then the provision shall have the meaning which renders it valid.

WITNESS the hands and seals of the parties hereto the day and year first above written.

WITNESS:

/s/ C.B. Brechin	(SEAL) "LANDLORD"	1/1/2004	DATE
C.B. Brechin
Peppermill Properties, LLC

/s/ Scott Rutherford	(SEAL) "TENANT"	1/1/2004	DATE
Scott Rutherford
Vice President
Pelican Mobile Computers, Inc.

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